Boston
                                             August 22,
1997



Prudential Investments Fund
     Management LLC
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, N.J.  07102-4077

                    Re:  Command Money Fund
                                      Rule 24f-2 Notice
for Fiscal Year
                                       Ended  June  30,
                    1997

Ladies and Gentlemen:

     You  have requested our opinion as to certain  mat
ters  of Massachusetts law relating to the organization
and  shares  of  Command Money Fund  (originally  named
"Eagle Trust"), a Massachusetts trust with transferable
shares  (the "Fund"), established pursuant to  a  Decla
ration  of Trust dated May 6, 1981, as amended  January
29,  1982,  and  further amended  and  restated  by  an
Amended and Restated Declaration of Trust dated  August
19,  1987 (as so amended, and amended and restated, the
"Declaration")  in  connection with the  Fund's  filing
with the Securities and Exchange Commission (the "SEC")
of  its Notice for the fiscal year ended June 30,  1997
(the "Notice") pursuant to the SEC's Rule 24f-2 under the Investment Company Act of 1940, as amended

     We have reviewed the actions taken by the Trustees
of  the Fund to organize the Fund and to authorize  the
issuance and sale of shares of beneficial interest, one
cent  ($.01)  per share par value, of the shares  autho
rized  by  the  Declaration (the  "Shares").   In  this
connection we have examined the Declaration and the By-
laws  of the Fund, the Notice, the Prospectus and State
ment  of Additional Information included in the  Fund's
Registration  Statement on Form N-1A,  certificates  of
Trustees  and officers of the Fund and of  public  offi
cials  as  to matters of fact, and such other documents
and  instruments, certified or otherwise identified  to
our  satisfaction, and such questions of law and  fact,
as  we  have  considered necessary or  appropriate  for
purposes  of  the opinions expressed herein.   We  have
assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently ver ified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of
Massachusetts:

     1.The Fund is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2.The  Fund  is  authorized to issue an  unlimited
       number of Shares; the Shares issued by the  Fund
       during the fiscal year ended June 30, 1997  (the
       "Issued  Shares")  have been  duly  and  validly
       authorized by all requisite action of  the  Trus
       tees  of  the Fund, and no action of  the  share
       holders   of  the  Fund  is  required  in   such
       connection.

     3.The Issued Shares have been validly and legally issued, and all of the Issued Shares which remain outstanding at the date hereof are fully paid and non-assessable by the Fund.

     With respect to the opinion stated in paragraph  3
above, we wish to point out that the shareholders of  a
Massachusetts   business   trust   may    under    some
circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachu setts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We  hereby  consent to the filing of this  opinion
with  the SEC in connection with the Notice.  In giving
such  consent, we do not thereby concede that  we  come
within  the  category  of  persons  whose  consent   is
required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,



                                   SULLIVAN & WORCESTER
                                   LLP



F:\TEW\DOCS\PMFM\24F2OP04.97  8/19/97  4:49 PM



                       COMMAND MONEY FUND
                Gateway Center Three, 9th Floor
                      100 Mulberry Street
                  Newark, New Jersey 07102-4077


                                                  August 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Command Money Fund
               File Nos. 2-73902 and 811-3253

Ladies and Gentlemen:

     On behalf of Command Money Fund enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24F-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System. A filing fee in the amount of $382,619.67 has been wired to the Fund's account at Mellon Bank.

     If   you  have  any  questions  relating  to   the
foregoing,  please call the undersigned at  (201)  367-
7530.

                                   Sincerely,


                                   /s/   S.  Jane  Rose
S.                       Jane                      Rose
Secretary



Enclosures






/8-97LTR.CMF